UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

STAAR SURGICAL COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 11, 2025, STAAR Surgical Company (“STAAR” or the “Company”) issued the following press release:

STAAR Surgical Sets the Record Straight Regarding its

Robust Go-Shop Process

Activist Investors Have Twisted Facts Regarding STAAR’s Engagement with a Potentially Interested Party During Go-Shop Process

The Potentially Interested Party Reached Out on Day 21 of 30-Day Go-Shop Process and Refused to Sign an NDA Even without a Standstill

Broadwood Partners and Yunqi Capital Continue to Distort the Truth for Their Own Benefit

LAKE FOREST, Calif. — December 11, 2025 — STAAR Surgical Company (NASDAQ: STAA), the global leader in phakic IOLs with the EVO family of Implantable Collamer® Lenses (EVO ICL™) for vision correction, today issued the following statement to correct misinformation regarding its robust go-shop process to evaluate available alternatives to the pending merger with Alcon (SIX/NYSE: ALC).

Broadwood Partners, L.P. (“Broadwood”) falsely alleges there was a credible buyer who had a strong interest in acquiring STAAR and that STAAR management attempted to “run the clock” on a go-shop period in order to “ward off this well-established private equity firm.” That is patently false. Broadwood is again twisting facts related to STAAR’s engagement with parties during the go-shop process, and this is just their latest attempt to derail STAAR’s efforts to maximize value for all stockholders. Yunqi Capital (“Yunqi”) has also re-iterated the Broadwood fallacy that there was another “credible buyer,” and suggested that STAAR should address these accusations. STAAR agrees with Yunqi that it is important to set the record straight. The facts are:

•

FountainVest, which STAAR believes is the party referenced by Broadwood and Yunqi as the “credible buyer” in their recent public statements, waited until day 21 of the 30-day go-shop period (on November 27, 2025) before reaching out to STAAR. Notably, FountainVest did not previously indicate any interest in acquiring STAAR prior to the signing of the Alcon merger agreement nor during the post-signing “window-shop” period.

•	Nevertheless, STAAR’s CEO responded to FountainVest the very next day, day 22 of the go-shop process, and connected them with STAAR’s advisors at Citi.

•

On day 23 of the go-shop process, Citi engaged in a discussion with FountainVest and provided it with STAAR’s standard draft nondisclosure agreement (“NDA”). As is customary in a sell-side auction, the draft included a standstill provision.

•

The draft NDA that STAAR provided FountainVest was the same form provided to other interested parties during the go-shop process. Of the 21 third parties that were contacted during the go-shop, only two requested and signed an NDA. In each case, changes to the form NDA were requested, including modifications to the standstill provision, which STAAR agreed to, and each of those parties received confidential information and management presentations to facilitate their evaluation of STAAR.

•

Despite outreach by Citi, FountainVest did not return a draft of the NDA for 5 days, sending its markup (which, among other things, deleted the standstill provision) shortly before midnight on day 28 of the go-shop process.

•

Within 24 hours thereafter, on day 29 of the go-shop process, STAAR responded to FountainVest with a revised NDA that accepted FountainVest’s deletion of the standstill. Despite this, FountainVest declined to execute the NDA.

•	The 30-day go-shop period expired at 11:59 p.m. Eastern Time on December 6, 2025, and no proposals were received by STAAR.

•

Within hours after STAAR announced the expiration of the go-shop, Broadwood issued a press release criticizing the results of the go-shop process and disclosing detailed information regarding STAAR’s process and form of NDA.

Investors should ask:

•	If FountainVest was a “credible buyer,” why wait until so far into the go-shop process to contact STAAR and why were they so slow to respond to STAAR’s proposed NDA?

•	How did Broadwood know about the process and STAAR’s form of NDA? Is Broadwood working in concert with FountainVest in an effort to derail the process?

•	What role did Broadwood play in manufacturing purported interest by Party A, B and C, who did not even request an NDA nor show interest in conducting diligence for a potential acquisition?

STAAR and its advisors engaged with FountainVest in good faith and encouraged them to execute an NDA, engage with management, and submit an acquisition proposal for the Board’s consideration. Broadwood’s allegation that STAAR “ran the clock” on the go-shop process is false and misleading. While the STAAR Board was focused on evaluating all opportunities to maximize value for stockholders, it appears that Broadwood was focused on undermining STAAR’s go-shop process.

Stephen Farrell, CEO of STAAR, said, “This is just another example of the misinformation campaign being conducted by Broadwood. This is a pattern, just like Broadwood’s inaccurate characterization of STAAR’s growth rate and its disconnected perspective of market conditions in China.”

“We continue to have confidence in our ability to grow the business in the long term, albeit at a significantly lower rate than we enjoyed from 2020 to 2023,” said Mr. Farrell. “However, we have struggled the last few years to grow our procedure volumes in China, and those challenges continue to be a hurdle for STAAR. The softness that we experienced in Q2 and Q3 has continued so far in Q4. Now is the right time to sell, and Alcon has proven to be the right buyer.”

STAAR Stockholders Have a Choice

Stockholders have a choice - a certain and substantial premium or a multiyear journey starting at a much lower price, led by a misinformed activist who lacks knowledge of this market and has a poor track record of activism. We encourage stockholders to accept Alcon’s increased all-cash offer of $30.75 per share - a 74% premium to the 90-day VWAP – representing certain and immediate value.

STAAR will hold a virtual Special Meeting of Stockholders on December 19, 2025 at 8:30 a.m. (Pacific Time). Stockholders of record as of the close of business on October 24, 2025, are entitled to vote at the meeting.

The Alcon merger agreement, as revised on December 9, 2025, represents a 74% premium to STAAR’s 90-day Volume Weighted Average Price and a 66% premium to the closing price of STAAR common stock on August 4, 2025. We encourage shareholders to reach their own informed conclusions based on the facts and to ensure their voices are heard at the special meeting.

Stockholders with questions about voting their shares should contact STAAR’s proxy solicitor, Innisfree M&A Incorporated:

•	For stockholders: +1 877-750-8233 (toll-free from the U.S. and Canada) or +1 412-232-3651 (from other countries)

•	For banks and brokerage firms: +1 212-750-5833

About STAAR Surgical

STAAR Surgical (NASDAQ: STAA) is the global leader in implantable phakic intraocular lenses, a vision correction solution that reduces or eliminates the need for glasses or contact lenses. Since 1982, STAAR has been dedicated solely to ophthalmic surgery, and for 30 years, STAAR has been designing, developing, manufacturing, and marketing advanced Implantable Collamer® Lenses (ICLs), using its proprietary biocompatible Collamer material. STAAR ICL’s are clinically-proven to deliver safe long-term vision correction without removing corneal tissue or the eye’s natural crystalline lens. Its EVO ICL™ product line provides visual freedom through a quick, minimally invasive procedure. STAAR has sold more than 3 million ICLs in over 75 countries. Headquartered in Lake Forest, California, the company operates research, development, manufacturing, and packaging facilities in California and Switzerland. For more information about ICL, visit www.EVOICL.com. To learn more about STAAR, visit www.staar.com.

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving STAAR. In connection with the proposed transaction, STAAR has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including STAAR’s definitive proxy statement on Schedule 14A (the “Proxy Statement”), on September 16, 2025. The Proxy Statement was first sent to STAAR stockholders on September 16, 2025, and was thereafter supplemented. This communication is not a substitute for the Proxy Statement or any other document that STAAR may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF STAAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting STAAR’s investor relations website, https://investors.staar.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Under SEC rules, STAAR and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of STAAR’s common stock in connection with the proposed transaction. Information about the directors and executive officers of STAAR and their ownership of STAAR’s common stock is set forth in the Proxy Statement, the definitive proxy statement for STAAR’s 2025 Annual Meeting of Stockholders (the “Annual Proxy Statement”), which was filed with the SEC on April 24, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025058174/staa-20250424.htm), including the sections captioned “Compensation of Directors,” “Information Regarding Executive Officers” and “Security Ownership of Principal Shareholders and Management,” or its Annual Report on Form 10-K for the year ended December 27, 2024, which was filed with the SEC on February 21, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025024813/staa-20241227.htm), and in other documents filed by STAAR with the SEC. To the extent holdings of such participants in STAAR’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by STAAR’s directors and executive officers. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

The information covered by this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in this communication that are not statements of historical fact are forward-looking statements. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Alcon merger agreement or could cause the consummation of the proposed transaction to be delayed or to fail to occur; (2) the failure to obtain approval of the proposed transaction from STAAR’s stockholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from STAAR’s ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of STAAR to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of STAAR to meet expectations regarding the timing and completion of the transaction; (7) the outcome of any legal proceedings that may be instituted against STAAR related to the proposed transaction; (8) the possibility that STAAR’s stock price may decline significantly if the proposed transaction is not consummated; and (9) other important factors set forth in the Proxy Statement under the caption “Risk Factors” and STAAR’s Annual Report on Form 10-K for the year ended December 27, 2024 under the caption “Risk Factors,” as any such factors may be updated from time to time in STAAR’s other filings with the SEC.

Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, STAAR undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

STAAR Contacts:

Niko Liu, CFA

United States: +1 626-303-7902 (ext 3023)

Hong Kong: +852-6092-5076

nliu@staar.com

investorrelations@staar.com

Connie Johnson

+1 626-303-7902 (ext 2207)

cjohnson@staar.com

Lucas Pers / Alexandra Benedict

Joele Frank, Wilkinson Brimmer Katcher

+1 212-895-8692 / +1 212-895-8644